Exhibit 99.2

PROXY

COUNTY COMMERCE BANK

SPECIAL MEETING OF SHAREHOLDERS

[•], 2016

The undersigned shareholder of County Commerce Bank, hereby nominates, constitutes and appoints Joseph D. Kreutz, H. Randall Kinsling and J. Roger Myers, and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all stock of the County Commerce Bank which the undersigned is entitled to vote at the Special Meeting of Shareholders of County Commerce Bank to be held at County Commerce Bank’s main office located at 2400 East Gonzales Road, Oxnard, California 93036, on [●], 2016, at [●] (local time) (the “Special Meeting”), and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.	Approval of the Merger Agreement. To consider and vote upon an Agreement and Plan of Reorganization and Merger, dated October 14, 2015 (as it may be amended from time to time, the “merger agreement”), by and among CVB Financial Corp. (“CVB Financial”), Citizens Business Bank and County Commerce Bank, and the transactions contemplated therein pursuant to which: (i) County Commerce Bank will merge with and into Citizens Business Bank (the “merger”), the separate existence of County Commerce Bank as a California state-chartered bank will cease and Citizens Business Bank will survive and continue to exist as a California state-chartered bank; and (ii) each share of County Commerce Bank common stock outstanding (other than shares as to which dissenters’ rights are properly exercised) will be converted into the right to receive cash and common stock of CVB Financial in accordance with the merger agreement.

FOR ☐         AGAINST ☐         ABSTAIN ☐

2.	Grant of Discretionary Authority to Adjourn Meeting. To consider and vote upon a proposal to grant discretionary authority to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the terms of the merger agreement.

FOR ☐         AGAINST ☐         ABSTAIN ☐

PLEASE SIGN AND DATE THE OTHER SIDE

IF YOU WISH TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE,

SEE THE OTHER SIDE OF THIS PROXY CARD FOR INSTRUCTIONS.

PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” ON PROPOSALS 1 AND 2. THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BANK’S BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION.

Dated: , 2016
(Number of Shares)

(Please Print Your Name)	(Signature of Shareholder)

(Please Print Your Name)	(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I DO ☐         DO NOT ☐ expect to attend the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF COUNTY COMMERCE BANK’S BOARD OF DIRECTORS, AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF COUNTY COMMERCE BANK AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE MEETING AND VOTING IN PERSON.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL

Vote Your Proxy on the Internet: Go to [•] Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Vote Your Proxy by Phone: Call [•] Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Vote Your Proxy by Mail: Mark, sign and date your proxy card, then detach it and return it in the postage-paid envelope provided.